                                    Exhibit 4.1












                                  RIGHTS AGREEMENT

                           Dated as of September 24, 1999

                                   by and between

                          WILLIS LEASE FINANCE CORPORATION

                                        and

                     AMERICAN STOCK TRANSFER AND TRUST COMPANY

                                  as Rights Agent

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Section 1.     Certain Definitions.. . . . . . . . . . . . . . . . . . . . . 1
Section 2.     Appointment of Rights Agent.. . . . . . . . . . . . . . . . . 6
Section 3.     Issuance of Rights Certificates.. . . . . . . . . . . . . . . 6
Section 4.     Form of Right Certificates. . . . . . . . . . . . . . . . . . 8
Section 5.     Countersignature and Registration.. . . . . . . . . . . . . . 8
Section 6.     Transfer, Split Up, Combination and Exchange of Right
               Certificates; Mutilated, Destroyed, Lost or Stolen Right
               Certificates. . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 7.     Exercise of Rights. . . . . . . . . . . . . . . . . . . . . . 9
Section 8.     Cancellation and Destruction of Right Certificates. . . . . .11
Section 9.     Reservation and Availability of Capital Stock.. . . . . . . .11
Section 10.    Securities Record Date. . . . . . . . . . . . . . . . . . . .12
Section 11.    Adjustment of Exercise Price, Number of Shares Issuable Upon
               Exercise of Rights or Number of Rights. . . . . . . . . . . .12
Section 12.    Certificate of Adjusted Exercise Price or Number of Shares
               Issuable Upon Exercise of Rights. . . . . . . . . . . . . . .18
Section 13.    Consolidation, Merger or Sale or Transfer of Assets or
               Earning Power.. . . . . . . . . . . . . . . . . . . . . . . .18
Section 14.    Fractional Rights and Fractional Shares.. . . . . . . . . . .20
Section 15.    Rights of Action. . . . . . . . . . . . . . . . . . . . . . .21
Section 16.    Agreement of Right Holders. . . . . . . . . . . . . . . . . .21
Section 17.    Right Holder and Right Certificate Holder Not Deemed a
               Stockholder.. . . . . . . . . . . . . . . . . . . . . . . . .22
Section 18.    Concerning the Rights Agent.. . . . . . . . . . . . . . . . .22
Section 19.    Merger or Consolidation or Change of Name of Rights Agent.. .23
Section 20.    Duties of Rights Agent. . . . . . . . . . . . . . . . . . . .23
Section 21.    Change of Rights Agent. . . . . . . . . . . . . . . . . . . .26
Section 22.    Issuance of New Right Certificates. . . . . . . . . . . . . .26
Section 23.    Redemption of Rights. . . . . . . . . . . . . . . . . . . . .26
Section 24.    Exchange of Rights. . . . . . . . . . . . . . . . . . . . . .27
Section 25.    Notice of Certain Events. . . . . . . . . . . . . . . . . . .28
Section 26.    Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . .29
Section 27.    Supplements and Amendments. . . . . . . . . . . . . . . . . .29
Section 28.    Certain Covenants.. . . . . . . . . . . . . . . . . . . . . .30
Section 29.    Successors. . . . . . . . . . . . . . . . . . . . . . . . . .30
Section 30.    Benefits of this Agreement. . . . . . . . . . . . . . . . . .30
Section 31.    Severability. . . . . . . . . . . . . . . . . . . . . . . . .31
Section 32.    Governing Law.. . . . . . . . . . . . . . . . . . . . . . . .31
Section 33.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .31
Section 34.    Descriptive Headings. . . . . . . . . . . . . . . . . . . . .31


                               TABLE OF DEFINED TERMS

15% Ownership Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
15% Stockholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Adjustment Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Associate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Beneficial Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Beneficially Own . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Certificate of Designations. . . . . . . . . . . . . . . . . . . . . . . . . 2
Close of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Closing Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Common Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Common Share Equivalent. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Current Market Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Exempt Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Expiration Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
NASDAQ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Preferred Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Preferred Share Equivalent . . . . . . . . . . . . . . . . . . . . . . . . . 5
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Redemption Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Right. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Right Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Rights Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 11(a)(ii) Event. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 13(a) Event. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Surviving Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Trading Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Unavailable Adjustment Shares. . . . . . . . . . . . . . . . . . . . . . . . 13
Unavailable Exchange Shares. . . . . . . . . . . . . . . . . . . . . . . . . 28
Voting Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


                                   RIGHTS AGREEMENT

     This Rights Agreement (the "Agreement") is made and entered into as of September 24, 1999 by and between WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, a trust company organized under the laws of the State of New York, as rights agent (the "Rights Agent").

     WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on October 12, 1999 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions set forth herein, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

     SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

     "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

     A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" any securities:

          (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of
     Section 13(d) of the Exchange Act and Rule 13d-3 promulgated under the Exchange Act, in each case as in effect on the date hereof;

          (ii) that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights (other than these Rights), rights, warrants or options, or otherwise, PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

          (iii) that such Person or any such Person's Affiliates or Associates has the right to vote, whether alone or in concert with others, pursuant to any agreement, arrangement or understanding, PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given to such Person or any of such Person's Affiliates or Associates in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations promulgated under the Exchange Act, and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

          (iv) that are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to clause (iii) of this definition of "Beneficial Owner") or disposing of any securities of the Company; and

          (v) that, on any day on or after the Distribution Date, evidence Rights that prior to such date were represented by certificates for Common Shares that such Person Beneficially Owns on such day.

Notwithstanding anything to the contrary in this Section l(b), a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

     "Certificate of Designations" shall mean the certificate of designations specifying the powers, designations, preferences and rights of the Preferred Shares in accordance with the Delaware General Corporation Law and which shall be in substantially the form of EXHIBIT A hereto.

     "Close of Business" on any given date shall mean 5:00 p.m., California time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day, it shall mean 5:00 p.m., California time, on the next succeeding Business Day.

     "Closing Price" of a stock or other security on any day shall be the last sale price, regular way, per share of such stock or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such stock or other security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such stock or other security is listed or admitted to trading or, if such stock or other security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq National Market ("NASDAQ") or such other system then in use or, if on any such date such stock or other security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker that makes a market in such stock or other security and that is selected by the Board of Directors of the Company.

     "Common Share" shall mean one share of the Common Stock, par value $.01 per share, of the Company, unless used with reference to a Person other than the Company, in which case it shall mean one share of each class of stock of such Person having the right to vote generally in the election of directors or, if such Person is a Subsidiary of another Person, one Common Share of the Person that ultimately controls such Person.

     "Common Share Equivalent" shall have the meaning ascribed to it in
Section 11(a)(iii) hereof.

     "Current Market Price" per share of a stock or unit of any other security on any date shall mean the average of the daily Closing Prices of such stock or other security for the 30 consecutive Trading Days through and including the Trading Day immediately preceding the date in question; PROVIDED, HOWEVER, that if any event shall have caused the Closing Price on any Trading Day during such 30-day period not to be fully comparable with the Closing Price on the date in question (or, if no Closing Price is available on the date in question, on the Trading Day immediately preceding the date in question), then each such non-comparable Closing Price so used shall be appropriately adjusted by the Board of Directors in order to make the Closing Price on each Trading Day during the period used for the determination of the Current Market Price fully comparable with the Closing Price on such date in question (or, if applicable, the immediately preceding Trading Day). "Current Market Price" per share of any stock or unit of such other security that is not publicly held or so listed or traded, and "Current Market Price" of any other property, shall mean the fair value per share of such stock or unit of such other security, or the fair value of such other property, respectively, as determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine appropriate, which determination shall be described in a statement filed by the Company with the Rights Agent.

     "Distribution Date" shall have the meaning ascribed to it in Section 3 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exempt Person" shall mean the Company, any wholly-owned Subsidiary of the Company, Charles F. Willis, IV or any of his Affiliates or Associates (including, without limitation, CFW Partners, L.P.), any employee benefit plan of the Company or of a Subsidiary of the Company and any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan.

     "Exercise Price" shall have the meaning ascribed to it in Section 7(c) hereof.

     "Expiration Date" shall mean October 12, 2009.

     "15% Ownership Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or a 15% Stockholder containing the facts by virtue of which a Person has become a 15% Stockholder.

     "15% Stockholder" shall mean any Person that Beneficially Owns 15% or more of the Voting Shares of the Company then outstanding; PROVIDED, HOWEVER, that the term "15% Stockholder" shall not include: (i) an Exempt Person; (ii) any Person that would not otherwise be a 15% Stockholder but for a reduction in the number of outstanding Voting Shares resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof; PROVIDED, HOWEVER, that the term "15% Stockholder" shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding; (iii) any Person that would not otherwise be a 15% Stockholder but for its Beneficial Ownership of Rights; (iv) any Person that is the Beneficial Owner of 15% or more of the outstanding Voting Shares of the Company as of October 12, 1999; PROVIDED, HOWEVER, that the term "15% Stockholder" shall include such Person from and after the first date upon which (A) such Person, since October 12, 1999, shall have acquired, without the prior approval of the Board of Directors of the Company, Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding; or (v) any Person (a "Transferee") that acquires Voting Shares from a Person described in clause (iv) above that has not become a 15% Stockholder if, after giving effect to such acquisition, such Transferee Beneficially Owns no more than the sum of the Voting Shares so acquired plus 1% of the Voting Shares then outstanding; PROVIDED, HOWEVER, that the term "15% Stockholder" shall include such Transferee from and after the first date upon which (A) such Transferee, since the date of such acquisition, shall have acquired, without the prior approval of the Board of Directors of the Company, Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Transferee, together with all Affiliates and Associates of such Transferee, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding. In calculating the percentage of the outstanding Voting Shares that are Beneficially Owned by a Person for purposes of this definition, Voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and Voting Shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights, warrants or options shall not be deemed outstanding. Any determination made by the Board of Directors of the Company as to whether any Person is or is not a 15% Stockholder shall be conclusive and binding upon all holders of Rights.

     "Person" shall mean any individual, firm, partnership, corporation, association, group (as such term is used in Rule 13d-5 promulgated under the Exchange Act as in effect on the date hereof) or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Preferred Share" shall mean one share of the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company, which shall have the rights and preferences set forth in the Certificate of Designations for the Preferred Shares.

     "Preferred Share Equivalent" shall have the meaning ascribed to it in
Section 11(b) hereof.

     "Record Date" all have the meaning ascribed to it in the recitals hereto.

     "Redemption Date" shall mean the date of the action of the Board of Directors of the Company authorizing and directing the redemption of the Rights pursuant to Section 23(a) hereof or the exchange of the Rights pursuant to
Section 24(a) hereof.

     "Redemption Price" shall have the meaning ascribed to it in Section 23(a) hereof.

     "Right Certificate", as that term is used with respect to any period prior to the Distribution Date, shall have the meaning ascribed to it in Section 3(b) hereof, and, as that term is used with respect to any period on or after the Distribution Date, shall have the meaning ascribed to it in Section 3(c) hereof.

     "Rights Expiration Date" shall mean the Expiration Date, except if there has been a Distribution Date, then it shall mean the tenth anniversary of the Distribution Date.

     "Section 11(a)(ii) Event" shall have the meaning ascribed to it in
Section 11(a)(ii) hereof.

     "Section 13(a) Event" shall have the meaning ascribed to it in
Section 13(a) hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Subsidiary" of any Person shall mean any corporation or other Person of which equity securities or equity interests representing a majority of the voting power are owned, directly or indirectly, or which is effectively controlled, by such Person.

     "Surviving Person" shall have the meaning ascribed to it in Section 13(a) hereof.

     "Trading Day" shall mean, as to any stock or other security, a day on which the principal national securities exchange on which such stock or other security is listed or admitted to trading is open for the transaction of business or, if such stock or other security is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Voting Share" shall mean (i) a Common Share of the Company and (ii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. References in this Agreement to a percentage or portion of the outstanding Voting Shares shall be deemed a reference to the percentage or portion of the total votes entitled to be cast by the holders of the outstanding Voting Shares.

     SECTION 2.  APPOINTMENT OF RIGHTS AGENT.

     The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     SECTION 3.  ISSUANCE OF RIGHTS CERTIFICATES.

     (a) "Distribution Date" shall mean the date, after the date hereof, that is the earliest of (i) the tenth Business Day (or such later day as shall be designated by the Board of Directors of the Company) following the date of the commencement of, or the first public announcement of the intent of any Person, other than an Exempt Person, to commence a tender offer or exchange offer, the consummation of which would cause any Person to become a 15% Stockholder,
(ii) the date of the first Section 11(a)(ii) Event or (iii) the date of the first Section 13(a) Event.

     (b) Until the Distribution Date, (i) the Rights shall be represented by certificates for Common Shares (all of which certificates for Common Shares shall be deemed to be Right Certificates) and not by separate Right Certificates, (ii) the record holder of the Common Shares represented by each of such certificates shall be the record holder of the Rights represented thereby and (iii) the Rights shall be transferable only in connection with the transfer of Common Shares. Until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the surrender for transfer of such certificates for Common Shares shall also constitute the surrender for transfer of the Rights represented thereby.

     (c) As soon as practicable after the Distribution Date, and after notification by the Company, the Rights Agent shall send, at the expense of the Company, by first-class, postage-prepaid mail to each record holder of Common Shares, as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate substantially in the form of EXHIBIT B hereto representing one Right for each Common Share so held. From and after the Distribution Date, the Rights shall be represented solely by such Right Certificates and may only be transferred by the transfer of such Right Certificates, and the holders of such Right Certificates, as listed in the records of the Company or any transfer agent or registrar for such Rights, shall be the record holders of such Rights.

     (d) Certificates for Common Shares issued at any time after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of September 24, 1999 by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), as amended to date, the terms and conditions of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Willis Lease Finance Corporation. Under certain circumstances specified in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain persons may become null and void. Willis Lease Finance Corporation will mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor. As described in the Rights Agreement, Rights Beneficially Owned by any Person who becomes a 15% Stockholder or any Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement) shall become null and void.

     (e) Certificates for Common Shares issued at any time on or after the Distribution Date and prior to the earlier of the Redemption Date or the Rights Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate does not represent any Right issued pursuant to the terms of a Rights Agreement dated as of September 24, 1999 by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent.

     (f) In the event that at any time on or after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Rights Expiration Date, the Company shall issue any Common Shares pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been issued or granted prior to the earlier of the date of the first
Section 11(a)(ii) Event or the date of the first Section 13(a) Event, then, unless the Board of Directors of the Company shall have provided otherwise at the time of the issuance or grant of such conversion rights, exchange rights, rights (other than Rights), warrants or options, the Rights Agent shall, as soon as practicable after the date of such event, send by first-class, postage-prepaid mail to the record holder of such Common Shares, at the address of such holder as shown on the records of the Company, a Right Certificate substantially in the form of EXHIBIT B hereto representing one Right for each Common Share so issued.

     (g) Notwithstanding the foregoing provisions of this Section , the Rights Agent shall not send any Right Certificate to any 15% Stockholder or any of its Affiliates or Associates or to any Person if the Rights held by such Person are Beneficially Owned by a 15% Stockholder or any of its Affiliates or Associates. Any determination made by the Board of Directors of the Company as to whether any Common Shares are or were Beneficially Owned at any time by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder shall be conclusive and binding upon all holders of Rights.

     SECTION 4.  FORM OF RIGHT CERTIFICATES.

     The Right Certificates and the form of assignment, including certificate, and the form of election to purchase, including certificate, printed on the reverse thereof, when, as and if issued, shall be substantially in the form of EXHIBIT B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange upon which the Rights or the securities of the Company issuable upon exercise of the Rights may from time to time be listed, or to conform to usage. Subject to Section 22 hereof, Right Certificates, whenever issued, that are issued in respect of Common Shares that were issued and outstanding as of the Close of Business on the Distribution Date, shall be dated as of the Distribution Date.

     SECTION 5.  COUNTERSIGNATURE AND REGISTRATION.

     (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or President or any Vice President, either manually or by facsimile signature, and may have affixed thereto the Company's seal or a facsimile thereof attested by its Corporate Secretary or any Assistant Corporate Secretary, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who at the actual date of such execution shall be a proper officer of the Company to sign such Right Certificate, even though such person was not such an officer at the date of the execution of this Agreement.

     (b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept at its principal offices books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of Right Certificates, the number of Rights represented on its face by each Right Certificate and the date of each Right Certificate.

     SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

     (a) Subject to the provisions of Sections 6(c), 7(d) and 14 hereof, at any time after the Close of Business on the Distribution Date, and so long as the Rights represented thereby remain outstanding, any one or more Right Certificates may be transferred, split-up, combined or exchanged for one or more Right Certificates representing the same aggregate number of Rights as the Right Certificates surrendered. Any registered holder desiring to transfer, split up, combine or exchange one or more Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent with the form of assignment, including certificate, on the reverse side thereof completed and duly executed, with signature guaranteed. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto one or more Right Certificates, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of such Right Certificate if mutilated, the Company shall issue and deliver to the Rights Agent for delivery to the record holder of such Right Certificate a new Right Certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Right Certificate.

     (c) Notwithstanding anything to the contrary in this Section 6, the Rights Agent shall not countersign and deliver a Right Certificate to any Person if such Right Certificate represents, or would represent when held by such Person, Rights that had become or would become null and void pursuant to Section 7(d) hereof.

     SECTION 7.  EXERCISE OF RIGHTS.

     (a)  Until the Distribution Date, no Right may be exercised.

     (b) Subject to Section 7(d) and (g) hereof and the other provisions of this Agreement, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date, the registered holder of any Right Certificate may exercise the Rights represented thereby in whole or in part upon surrender of such Right Certificate, with the form of election to purchase, including certificate, on the reverse side thereof completed and duly executed, with signature guaranteed, to the Rights Agent at the office of the Rights Agent at 40 Wall Street, 46th Floor, New York, New York 10005, together with payment of the Exercise Price for each Right exercised. Upon the exercise of an exercisable Right and payment of the Exercise Price in accordance with the provisions of this Agreement, the holder of such Right shall be entitled to receive, subject to adjustment as provided herein, one one-hundredth of a Preferred Share (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or other securities).

     (c) The "Exercise Price" for the exercise of each Right shall initially be $70.00 and shall be payable in lawful money of the United States of America in accordance with Section 7(f) hereof. The Exercise Price and the number of Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or other securities) to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 7(e), 11 and 13 hereof and the other provisions of this Agreement.

     (d) Notwithstanding anything in this Agreement to the contrary, from and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event, any Rights that are or were Beneficially Owned by a 15% Stockholder or any Affiliate or Associate of a 15% Stockholder at any time on or after the Distribution Date shall be null and void, and for all purposes of this Agreement such Rights shall thereafter be deemed not to be outstanding, and any holder of such Rights (whether or not such holder is a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder) shall thereafter have no right to exercise such Rights.

     (e) Prior to the Distribution Date, if the Board of Directors of the Company shall have determined that such action adequately protects the interests of the holders of Rights, the Company may, in its discretion, substitute for all or any portion of the Preferred Shares that would otherwise be issuable (after the Close of Business on the Distribution Date) upon the exercise of each Right and payment of the Exercise Price (i) cash, (ii) other equity securities of the Company, (iii) debt securities of the Company, (iv) other property or (v) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Preferred Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 7(e), such action shall apply uniformly to all outstanding Rights.

     (f) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase, including certificate, completed and duly executed, with signature guaranteed, accompanied by payment of the Exercise Price for each Right to be exercised and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly
(i) requisition from the transfer agent of the Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or securities) certificates for the number of Preferred Shares (or such other securities) to be purchased, and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests, and/or, as provided in Section 14 hereof, requisition from the depositary agent described therein depositary receipts representing such number of one-hundredths of a Preferred Share (or such other securities) as are to be purchased (in which case certificates for the Preferred Shares (or such other securities) represented by such receipts shall be deposited by the transfer agent with such depositary agent) and the Company hereby directs such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares (or such other securities) in accordance with Section 14 hereof, (iii) after receipt of such certificates, depositary receipts or cash, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (g) Notwithstanding the foregoing provisions of this Section 7, the exercisability of the Rights shall be suspended for such period as shall reasonably be necessary for the Company to register and qualify under the Securities Act and any applicable securities law of any jurisdiction the Preferred Shares and/or Common Shares or other securities to be issued pursuant to the exercise of the Rights; PROVIDED, HOWEVER, that nothing contained in this
Section 7 shall relieve the Company of its obligations under Section 9(c) hereof.

     (h) In case the registered holder of any Right Certificate shall exercise less than all of the Rights represented thereby, a new Right Certificate representing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of
Section 14 hereof.

     SECTION 8.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.

     All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     SECTION 9.  RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

     (a) Subject to Sections 7(e) and 9(f) hereof, the Company shall cause to be reserved and kept available out of its authorized and unissued equity securities (or out of its authorized and issued equity securities held in its treasury), the number of such equity securities that will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

     (b) In the event that any securities issuable upon exercise of the Rights are listed on any national securities exchange, the Company shall use its best efforts, from and after such time as the Rights become exercisable, to cause all such securities issued or reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) If necessary to permit the issuance of securities upon exercise of the Rights, the Company shall use its best efforts, from and after the Distribution Date, to register and qualify such securities under the Securities Act, the Exchange Act and any other applicable securities laws and to keep such registration effective until the earlier of the Redemption Date or the Rights Expiration Date.

     (d) The Company shall take all such action as may be necessary to ensure that all securities delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable securities.

     (e) The Company shall pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of a certificate for securities in respect of a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise, or to issue or deliver any certificate for securities upon the exercise of any Right until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     (f) With respect to the Common Shares and/or other securities issuable pursuant to Section 11(a)(ii) and (iii) hereof, the foregoing covenants shall be applicable only upon and following the occurrence of a Section 11(a)(ii) Event.

     SECTION 10.  SECURITIES RECORD DATE.

     Each Person in whose name any certificate for securities of the Company is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate representing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the securities transfer books of the Company are closed, such person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the securities transfer books of the Company are open.

     SECTION 11. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF SHARES ISSUABLE UPON EXERCISE OF RIGHTS OR NUMBER OF RIGHTS.

     The Exercise Price, the number and kind of securities that may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)(i) In the event that the Company shall at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date
     (A) declare or pay any dividend on the Preferred Shares payable in Preferred Shares or Voting Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue Preferred Shares or other securities of the Company (other than those for which an adjustment is required under Section 11(b) hereof) in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or in a reorganization of the Company, then, and upon each such event, the number and kind of Preferred Shares or other securities issuable upon the exercise of a Right on the date of such event shall be proportionately adjusted so that the holder of any Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Exercise Price, the aggregate number and kind of Preferred Shares or other securities or other property, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when such Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and
     Section 11(a)(ii) hereof, the adjustment provided for in this
     Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

          (ii) In the event that a 15% Ownership Date shall have occurred and neither the Redemption Date nor the Expiration Date shall have occurred prior to the tenth Business Day following such 15% Ownership Date (a "Section 11(a)(ii) Event"), then, and upon each such Section 11(a)(ii) Event, proper provision shall be made so that, except as provided in
     Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Exercise Price by the then number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such Section 11(a)(ii) Event (or, if the Distribution Date shall not have occurred prior to the date of such
     Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share for which a Right would have been exercisable if the Distribution Date had occurred on the Business Day immediately preceding the date of such
     Section 11(a)(ii) Event), and (B) dividing that product by 50% of the Current Market Price of a Common Share on the date of occurrence of the relevant Section 11(a)(ii) Event (such number of shares being hereinafter referred to as the "Adjustment Shares"). Successive adjustments shall be made pursuant to this paragraph each time a Section 11(a)(ii) Event occurs.

          (iii) In the event that on the date of a Section 11(a)(ii) Event the aggregate number of Common Shares that are authorized by the Company's Certificate of Incorporation, as amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is less than the aggregate number of Adjustment Shares thereafter issuable upon the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof (the excess of such number of Adjustment Shares over and above such number of Common Shares being hereinafter referred to as the "Unavailable Adjustment Shares"), then, and upon each such event, the Company shall substitute for the pro rata portion of the Unavailable Adjustment Shares that would otherwise be issuable thereafter upon the exercise of each Right and payment of the Exercise Price (A) cash,
     (B) other equity securities of the Company (including, without limitation, shares of preferred stock of the Company or units of such shares having the same Current Market Price as one Common Share (a "Common Share Equivalent")), (C) debt securities of the Company, (D) other property or
     (E) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Unavailable Adjustment Shares for which substitution is made. Subject to
     Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 11(a)(iii), such action shall apply uniformly to all outstanding Rights.

     (b) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date, fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them initially to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("Preferred Share Equivalents")) or securities convertible into Preferred Shares or Preferred Share Equivalents, at a price per Preferred Share or Preferred Share Equivalent (or having a conversion price per share, if a security convertible into Preferred Shares or Preferred Share Equivalents) less than the Current Market Price per Preferred Share on such record date, then, and upon each such event, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the sum of the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or Preferred Share Equivalents to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such Current Market Price, and the denominator of which shall be equal to the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Preferred Share Equivalents to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible); PROVIDED, HOWEVER, that if such rights, options or warrants are not exercisable immediately upon issuance but become exercisable only upon the occurrence of a specified event or the passage of a specified period of time, then the adjustment to the Exercise Price shall be made and become effective only upon the occurrence of such event or such passage of time, and such adjustment shall be made as if the record date for the issuance of such rights, options or warrants had been the Business Day immediately preceding the date upon which such rights, options or warrants became exercisable. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment to the Exercise Price shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

     (c) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date, fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of assets (other than a distribution for which an adjustment is required under Section 11(a)(i) or (b) hereof or a regular quarterly cash dividend), then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the excess of the Current Market Price per Preferred Share on such record date over and above the fair market value of the portion of the securities or assets to be so distributed with respect to one Preferred Share, and the denominator of which shall be equal to such Current Market Price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation under this Section 11, if the Preferred Shares are not publicly held or traded, the "Current Market Price" per Preferred Share shall be conclusively deemed to be the Current Market Price per Common Share multiplied by 100.

     (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the then current Exercise Price; PROVIDED, HOWEVER, that any adjustments that by reason of this Section 11(e) are not required to be made shall be cumulated and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be.

     (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right shall, upon exercise thereof, be entitled to receive any securities of the Company other than Preferred Shares, and if an event occurs in respect of such securities that, if it were to occur in respect of Preferred Shares, would require an adjustment under this Section 11 in respect of Preferred Shares, then the number of such other securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Shares contained in this Section 11, and the other provisions of this Agreement with respect to Preferred Shares shall apply on like terms to any such other securities.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall represent the right to purchase, at the adjusted Exercise Price, the number of one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its election as provided in
Section 11(i) below, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter represent the right to purchase, at the adjusted Exercise Price, that number of one-hundredths of a Preferred Share (calculated to the nearest one-millionth of a Preferred Share) obtained by multiplying (i) the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately prior to such adjustment, and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

     (i) The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights instead of making any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right.
Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth of a Right) obtained by dividing the Exercise Price in effect immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately after such adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights pursuant to this Section 11(i), indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if separate Right Certificates have been issued, it shall be at least 10 days after the date of such public announcement. If separate Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates representing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of such adjustment, and upon surrender thereof if required by the Company, new Right Certificates representing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Exercise Price or the number of one-hundredths of a Preferred Share issuable upon the exercise of one Right, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-hundredth of a Preferred Share and the number of Preferred Shares issuable upon the exercise of one Right that were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Exercise Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the advice or opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a Preferred Share at such adjusted Exercise Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument representing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such further adjustments in the number of one-hundredths of a Preferred Share that may be purchased upon exercise of one Right, and such further adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Company in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price thereof, (iii) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

     (n) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earliest of the date of the first Section 11(a)(ii) Event, the date of the first
Section 13(a) Event, the Redemption Date or the Rights Expiration Date, (i) pay any dividend on the Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of Common Shares or (iv) issue Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and upon each such event, the Exercise Price to be in effect after such event shall be determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, the numerator of which shall be equal to the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be equal to the number of Common Shares outstanding immediately after such event. Successive adjustments shall be made pursuant to this Section 11(n) each time such a dividend is paid or such a subdivision, combination or reclassification is effected. If an event occurs that would require an adjustment under both this Section 11(n) and
Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(n) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

     SECTION 12. CERTIFICATE OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES ISSUABLE UPON EXERCISE OF RIGHTS.

     Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise to such adjustment, (b) file with the Rights Agent and with each transfer agent for the securities issuable upon exercise of the Rights a copy of such certificate and (c) mail a brief summary thereof to each holder of Rights in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or to give such notice shall not affect the validity or the force and effect of such adjustment. Any adjustment to be made pursuant to Sections 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

     SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

     (a) In the event (a "Section 13(a) Event") that, at any time on or after the 15% Ownership Date and prior to the earlier of the Redemption Date or the Rights Expiration Date, (1) the Company shall, directly or indirectly, consolidate with or merge with and into any other Person and the Company shall not be the continuing or surviving corporation in such consolidation or merger,
(2) any Person shall, directly or indirectly, consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation in such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any Person or cash or any other property, or (3) the Company and/or any one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer, in one or more transactions (other than transactions in the ordinary course of business), assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly-owned Subsidiaries (such Persons, together with the Persons described in clauses (1) and (2) above shall be collectively referred to in this Section as the "Surviving Person"), then, and in each such case, proper provision shall be made so that:

          (i) except as provided in Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, in lieu of the securities or other property otherwise purchasable upon such exercise, such number of validly authorized and issued, fully paid and nonassessable Common Shares of the Surviving Person (and if such Surviving Person has more than one class or series of Common Shares, such number of validly authorized and issued, fully paid and nonassessable Common Shares of each series or class) as shall be equal to a fraction, the numerator of which is:

                (A) if a Section 11(a)(ii) Event has not occurred prior to such
          Section 13(a) Event, the product of the then current Exercise Price multiplied by the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to the first Section 13(a) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 13(a) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 13(a) Event), or

                (B) if a Section 11(a)(ii) Event has occurred prior to such
          Section 13(a) Event, the product of the Exercise Price in effect immediately prior to such Section 11(a)(ii) Event multiplied by the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to such Section 11(a)(ii) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event), and the denominator of which is 50% of the Current Market Price per Common Share of the Surviving Person on the date of consummation of such
     Section 13(a) Event;

          (ii) the Surviving Person shall thereafter be liable for and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

          (iii) the term "Company" shall thereafter be deemed to refer to the Surviving Person; and

          (iv) the Surviving Person shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable to its Common Shares thereafter deliverable upon the exercise of Rights.

     (b) Notwithstanding the foregoing, if the Section 13(a) Event is the sale or transfer in one or more transactions of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), but less than 100% thereof, then each Person acquiring all or a portion thereof shall assume the obligations of the Company as to a fraction of each of the Rights equal to the fraction of the assets of the Company and its Subsidiaries (taken as a whole) acquired by such Person, and the obligations of the Company as to the remaining fraction of each of the Rights shall continue to be the obligations of the Company.

     (c) The Company shall not consummate a Section 13(a) Event unless prior thereto the Company and the Surviving Person shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Surviving Person shall, upon consummation of such Section 13(a) Event, assume this Agreement in accordance with Section 13 hereof, that all rights of first refusal or preemptive rights in respect of the issuance of Common Shares of such Surviving Person upon exercise of outstanding Rights have been waived and that such Section 13(a) Event shall not result in a default by such Surviving Person under this Agreement, and further providing that, as soon as practicable after the date of consummation of such Section 13(a) Event, such Surviving Person shall:

          (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Rights Expiration Date, and similarly comply with all applicable state securities laws;

          (ii) use its best efforts to list (or continue the listing of) the Rights and the Common Shares of the Surviving Person purchasable upon exercise of the Rights on a national securities exchange, or use its best efforts to cause the Rights and such Common Shares to meet the eligibility requirements for quotation on NASDAQ; and

          (iii) deliver to holders of the Rights historical financial statements for such Surviving Person that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

     (d)  In the event that at any time after the occurrence of a
Section 11(a)(ii) Event some or all of the Rights shall not have been exercised pursuant to Section 11 hereof prior to the date of a Section 13(a) Event, such Rights shall thereafter be exercisable only in the manner described in
Section 13(a) hereof. In the event that a Section 11(a)(ii) Event occurs on or after the date of a Section 13(a) Event, Rights shall not be exercisable pursuant to Section 11 hereof but shall instead be exercisable pursuant to, and only pursuant to, this Section 13.

     (e) The provisions of this Section 13 shall apply to each successive merger, consolidation, sale or other transfer constituting a Section 13(a) Event.

     SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that represent fractional Rights. If the Company shall determine not to issue such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with respect to which such fractional Rights would otherwise be issuable, at the time such fractional Rights would otherwise have been issued as provided herein, an amount in cash equal to the same fraction of the Current Market Price of a whole Right on the Business Day immediately prior to the date upon which such fractional Rights would otherwise have been issuable.

     (b) The Company shall not be required to issue fractions of Common Shares or Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share) upon exercise of Rights, or to distribute certificates that represent fractional Common Shares or Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be represented by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of Preferred Shares. If the Company shall determine not to issue fractional Common Shares or Preferred Shares (or depositary receipts in lieu of Preferred Shares), the Company shall pay to the registered holders of Right Certificates with respect to which such fractional Common Shares or Preferred Shares would otherwise be issuable, at the time such Rights are exercised as provided herein, an amount in cash equal to the same fraction of the Current Market Price of a whole Common Share or Preferred Share, as the case may be. For purposes of this
Section 14(b), the Current Market Price of a whole Common Share or Preferred Share shall be the Closing Price per share for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right, by the acceptance of such Right, expressly waives such holder's right to receive any fractional Rights or any fractional Common Shares or Preferred Shares upon exercise of such Right, except as permitted by this Section 14.

     SECTION 15.  RIGHTS OF ACTION.

     All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates and certificates for Common Shares representing Rights, and any registered holder of any Right Certificate or of such certificate for Common Shares, without the consent of the Rights Agent or of the holder of any other Right Certificate or any other certificate for Common Shares may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights represented by such Right Certificate or by such certificate for Common Shares in the manner provided in such Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance, and injunctive relief against actual or threatened violations, of the obligations of any Person under this Agreement.

     SECTION 16.  AGREEMENT OF RIGHT HOLDERS.

     Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights shall be represented by certificates for Common Shares registered in the name of the holders of such Common Shares (which certificates for Common Shares shall also constitute Right Certificates), and each such Right shall be transferable only in connection with the transfer of such Common Shares;

     (b) after the Distribution Date, the Right Certificates shall only be transferable on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

     (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Right Certificate by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     SECTION 17. RIGHT HOLDER AND RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

     No holder, as such, of any Right or Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right or Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, in each case until such Right or the Rights represented by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     SECTION 18.  CONCERNING THE RIGHTS AGENT.

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

     (b) The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in Section 20 hereof.

     (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

     SECTION 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in such Right Certificate and in this Agreement.

     (b) If at any time the name of the Rights Agent shall be changed, and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in such Right Certificate and in this Agreement.

     SECTION 20.  DUTIES OF RIGHTS AGENT.

     The Rights Agent undertakes the duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance of the Rights, shall be bound:

     (a) Before the Rights Agent acts or refrains from acting, it may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or President, any Vice President, the Chief Financial Officer or Treasurer, the Corporate Secretary or any Assistant Corporate Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement, or in the Right Certificates (except its countersignature thereof), or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right

Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including any Rights becoming null and void pursuant to Section 7(d) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 7, 11, 13 and 23 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights represented by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate, or as to whether any Preferred Shares or Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or President, any Vice President, the Chief Financial Officer or Treasurer, the Corporate Secretary or any Assistant Corporate Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions from the Company in response to such application to the contrary.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as a 15% Stockholder, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

     (l) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     SECTION 21.  CHANGE OF RIGHTS AGENT.

     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30-days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, at the expense of the Company to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30-days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting as such, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the Company shall become the Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of New York or California (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of New York or California), in good standing, having a principal office in New York or California, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose of this Agreement and so that the successor Rights Agent may appropriately act as Rights Agent hereunder. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Riht Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     SECTION 22.  ISSUANCE OF NEW RIGHT CERTIFICATES.

     Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates in such form as may be approved by the Board of Directors in order to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable upon exercise of the Rights in accordance with the provisions of this Agreement.

     SECTION 23.  REDEMPTION OF RIGHTS.

     (a) Until the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event or (iii) the Rights Expiration Date, the Board of Directors of the Company may, at its option, authorize and direct the redemption of all, but not less than all, of the then outstanding Rights at a redemption price of $.001 per Right, as such redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"), and the Company shall so redeem the Rights.

     (b) Immediately upon the action of the Board of Directors of the Company authorizing and directing the redemption of the Rights pursuant to subsection (a) of this Section 23, or at such time and date thereafter as it may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) Business Days after the date of such action, the Company shall give notice of such redemption to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such redemption. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in Section 24 hereof or in this
Section 23, or in connection with the
purchase of Common Shares prior to the earlier of the date of the first
Section 11(a)(ii) Event or the date of the first Section 13(a) Event.

     (c) The Company may, at its option, pay the Redemption Price in cash, Common Shares, Preferred Shares, other equity securities of the Company, debt securities of the Company, other property or any combination of the foregoing, in each case having an aggregate Current Market Price on the Redemption Date equal to the Redemption Price.

     SECTION 24.  EXCHANGE OF RIGHTS.

     (a) At any time during the period of 180 days after a Section 11(a)(ii) Event, the Board of Directors of the Company may, at its option, authorize and direct the exchange of all, but not less than all, of the then outstanding Rights for Common Shares, one one-hundredths of Preferred Shares, debt securities of the Company, other property, or any combination of the foregoing, in each case having an aggregate Current Market Price equal to the result obtained by (i) multiplying the Current Market Price per Common Share on the record date for such exchange by the number of Common Shares for which a Right is exercisable on such record date and (ii) subtracting from such product the Exercise Price on such Record Date (the "Exchange Ratio"), and the Company shall so exchange the Rights.

     (b) Immediately upon the action of the Board of Directors of the Company authorizing and directing the exchange of the Rights pursuant to subsection (a) of this Section 24, or at such time and date thereafter as it may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the securities described in Section 24(a) in accordance with the Exchange Ratio. Within ten (10) Business Days after the date of such action, the Company shall give notice of such exchange to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such exchange. Each such notice of exchange shall state the method by which the Rights will be exchanged.

     (c) Notwithstanding the foregoing, in the event that the aggregate number of Common Shares that are authorized by the Company's Certificate of Incorporation, as amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise or exchange of the Rights is less than the aggregate number of Common Shares issuable upon the exchange of the Rights in accordance with this Section 24 (the excess of such number of authorized Common Shares over and above such number of issuable Common Shares being hereinafter referred to as the "Unavailable Exchange Shares"), then the Company shall substitute for the pro rata portion of the Unavailable Exchange Shares that would otherwise be issuable upon the exchange of the Rights in accordance with this Section 24 (i) cash, (ii) other equity securities of the Company (including, without limitation, Common Share Equivalents), (iii) debt securities of the Company, (iv) other property or (v) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Unavailable Exchange Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 24, such action shall apply uniformly to all outstanding Rights.

     SECTION 25.  NOTICE OF CERTAIN EVENTS.

     (a) In the event that the Company shall propose (i) to declare or pay any dividend on or make any distribution with respect to its Common Shares or Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares or Preferred Shares options, rights or warrants to subscribe for or to purchase any additional shares thereof or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares or Preferred Shares (other than a reclassification involving only the subdivision of outstanding shares),
(iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then and in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action that shall specify the record date for the purpose of such dividend or distribution, or the date upon which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of record of the Common Shares or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares or Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or Preferred Shares, whichever date shall be the earlier. The failure to give the notice required by this
Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

     (b)  Upon the occurrence of each Section 11(a)(ii) Event and each
Section 13(a) Event, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, specifying the event and the consequences of the event to holders of Rights under Sections 11 and 13 hereof.

     SECTION 26.  NOTICES.

     Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                Willis Lease Finance Corporation
                2320 Marinship Way, Suite 300
                Sausalito, California  94965
                Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made to or on the Rights Agent (i) by the Company shall be sufficiently given or made if sent, postage prepaid, by registered or certified mail, addressed to the principal office of the Rights Agent as set forth below (until another address is filed in writing with the Company) or (ii) by the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to the principal office of the Rights Agent as set forth below (until another address is filed in writing with the Company), and shall be deemed given upon actual receipt. The Company hereby agrees that it shall encourage the holders of the Right Certificates, in any and all writings to such holders regarding the Rights or this Agreement, to give or make any notice or demand authorized by this Agreement by registered or certified mail, addressed to the principal office of the Rights Agent as follows (until another address is filed in writing with the Company):

                American Stock Transfer & Trust Company
                40 Wall Street, 46th Floor
                New York, New York 10005

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION 27.  SUPPLEMENTS AND AMENDMENTS.

     (a) The Board of Directors of the Company may, from time to time, without the approval of any holders of Rights, supplement or amend any provision of this Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and direct the Rights Agent so to supplement or amend such provision, and the Rights Agent shall so supplement or amend such provision; PROVIDED, HOWEVER, that from and after the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event, (iii) the Redemption Date or (iv) the Expiration Date, this Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights other than a 15% Stockholder or a Surviving Person.

     (b) From and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the Rights Expiration Date, the Company shall not effect any amendment to the Certificate of Designations for the Preferred Shares that would materially and adversely affect the rights, privileges or preferences of the Preferred Shares without the prior approval of the holders of two-thirds or more of the then outstanding Rights. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement in any manner adverse to the Rights Agent will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

     SECTION 28.  CERTAIN COVENANTS.

     Subject to Section 27 hereof and the other provisions of this Agreement, from and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a)

Event and prior to the earlier of the Redemption Date or the Rights Expiration Date, the Company shall not (a) issue or sell, or permit any Subsidiary to issue or sell, to a 15% Stockholder or a Surviving Person, or any Affiliate or Associate of a 15% Stockholder or a Surviving Person, or any Person holding Voting Shares of the Company that are Beneficially Owned by a 15% Stockholder or a Surviving Person, (i) any rights, options, warrants or convertible securities on terms similar to, or that materially adversely affect the value of, the Rights or (ii) Preferred Shares, Common Shares or shares of any other class of capital stock, if such sale is intended to or would materially adversely affect the value of the Rights, or (b) take any other action that is intended to or would materially adversely affect the value of the Rights.

     SECTION 29.  SUCCESSORS.

     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 30.  BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (other than those representing Rights that have become null and void) and the certificates for Common Shares representing Rights (other than those Rights that have become null and void) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and such registered holders of Right Certificates and certificates for Common Shares representing Rights.

     SECTION 31.  SEVERABILITY.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 32.  GOVERNING LAW.

     This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state.

     SECTION 33.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

     SECTION 34.  DESCRIPTIVE HEADINGS.

     Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        WILLIS LEASE FINANCE CORPORATION

 Attest:

 By:    /s/ Rae A. Capps                By:    /s/ Charles F. Willis, IV
     ---------------------------------     ---------------------------------
     Name:  Rae A. Capps, Esq.             Name:  Charles F. Willis, IV
     Title: Senior Vice President,         Title: President and Chief Executive
            General Counsel and                   Officer
            Corporate Secretary

                                        AMERICAN STOCK TRANSFER & TRUST
                                        COMPANY, as Rights Agent

 Attest:

 By:    /s/ Susan Silber                By:    /s/ Herbert J. Lemmer
    ---------------------------------      ---------------------------------
    Name:  Susan Silber                    Name:  Herbert J. Lemmer
    Title: Assistant Secretary             Title: Vice President

                                      EXHIBIT A

CERTIFICATE OF DESIGNATIONS

OF

SERIES A JUNIOR PARTICIPATING
PREFERRED STOCK

                             (PAR VALUE $.01 PER SHARE)

                                         OF

                          WILLIS LEASE FINANCE CORPORATION

                          --------------------------------

                          PURSUANT TO SECTION 151 OF THE
                  GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                          --------------------------------

     We, Charles F. Willis, IV, President and Chief Executive Officer, and Rae
A. Capps, Esq., Senior Vice President, General Counsel and Corporate Secretary of Willis Lease Finance Corporation, a company organized and existing under the General Corporation Law of the State of Delaware (the "COMPANY"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Company (the "BOARD OF DIRECTORS") by the Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the "GCL"), the Board of Directors, on September 15, 1999, adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share:

     RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, the Board of Directors hereby designates 200,000 shares of the preferred stock, par value $.01 per share, of the Company as "Series A Junior Participating Preferred Stock" (the "PREFERRED SHARES"), and the powers, designations, preferences and relative, participating, optional and other rights of the Preferred Shares and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth below:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series so designated shall be 200,000 (the "SERIES A PREFERRED STOCK"). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

     Section 2.  DIVIDENDS AND DISTRIBUTIONS.

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum) or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     (b) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     (b) Except as otherwise provided herein, in the Company's Certificate of Incorporation, as amended (the "CHARTER"), in any other certificate of designations creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

     (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  CERTAIN RESTRICTIONS.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on shares of Series

A Preferred Stock outstanding shall have been paid in full, the Company shall not, directly or indirectly:

          (i) authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Company unless the Company could, under paragraph (a) of this
Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Charter, in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to:
(i) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (A) $100.00 per share ($1.00 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share of Common Stock to holders thereof; or (ii) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the aggregate amount to which each holder of a share of Series A Preferred Stock was entitled immediately prior to such event under clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER OR OTHER. In the event the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or otherwise changed, then in any such event each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series or classes of the Company's Preferred Stock whether issued before or after the issuance of the Series A Preferred Stock.

     Section 10. AMENDMENT. The Charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Certificate is executed on behalf of the Company by its President and Chief Executive Officer and attested by its Corporate Secretary this ___ day of _____________, 1999.


                                   WILLIS LEASE FINANCE CORPORATION



                                By:
                                   -----------------------------------
                                   Name:   Charles F. Willis, IV
                                   Title:  President and Chief Executive Officer
Attest:

By:
   ---------------------------
   Title: Corporate Secretary

EXHIBIT B

                              Form of Right Certificate

Certificate No. _____                                       __________ Rights

     NOT EXERCISABLE AFTER THE LATER OF OCTOBER 12, 2009 OR THE TENTH ANNIVERSARY OF THE DISTRIBUTION DATE (AS THAT TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY A 15% STOCKHOLDER OR AN AFFILIATE OR ASSOCIATE OF A 15% STOCKHOLDER (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT AND AS THOSE CIRCUMSTANCES ARE SPECIFIED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS A 15% STOCKHOLDER OR AN AFFILIATE OR ASSOCIATE OF A 15% STOCKHOLDER. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.](*)

                                 Right Certificate

                          WILLIS LEASE FINANCE CORPORATION


     This certifies that _______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 24, 1999 (the "Rights Agreement") between Willis Lease Finance Corporation, a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, a trust company organized under the laws of the State of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., California time, on the later of October 12, 2009 or the tenth anniversary of the Distribution Date at the office or agency of the Rights Agent at 40 Wall Street, 46th Floor, New York, New York 10005, or at the office of its successors as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, $.01 par value

---------------------------
     (*) That portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.


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

(the "Preferred Shares"), of the Company, at an exercise price of $70.00 per Right (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

     As provided in the Rights Agreement, the Exercise Price and the number of Preferred Shares that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events. This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of Willis Lease Finance Corporation and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent at 40 Wall Street, 46th Floor, New York, New York 10005, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________.


 ATTEST:                                WILLIS LEASE FINANCE CORPORATION


 ----------------------------           ----------------------------
 Corporate Secretary                    President

Countersigned:


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

AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Rights Agent

By:
          ------------------------------
Title:
          ------------------------------






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

                     Form of Reverse Side of Right Certificate

                                 FORM OF ASSIGNMENT

                  (To be executed by the registered holder if such
                 holder desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto ___________________________________________________

------------------------------------------------------------------------------
                 (Please print name and address of transferee)

__________________________________________ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ____________________, ____

                                        -------------------------------------
                                        Signature

Signature Guaranteed:

     The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program) pursuant to SEC Rule 17Ad-15.

--------------------------------------------------------------------------------


The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by a 15% Stockholder or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                        --------------------------------
                                        Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Right Certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatsoever)

--------------------------------------------------------------------------------

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

               Form of Reverse Side of Right Certificate -- continued

                            FORM OF ELECTION TO PURCHASE

                       (To be executed if holder desires to
                          exercise the Right Certificate.)


TO WILLIS LEASE FINANCE CORPORATION

     The undersigned hereby irrevocably elects to exercise ___________________ Rights represented by this Right Certificate to purchase the Preferred Shares or other securities issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares or other securities be issued in the following name:

                 (please print name, address and social security,
                  tax identification or other identifying number:

                  ------------------------------------------------

                  ------------------------------------------------

                  ------------------------------------------------

                  ------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

                 (please print name, address and social security,
                  tax identification or other identifying number:

                  ------------------------------------------------

                  ------------------------------------------------

                  ------------------------------------------------

                  ------------------------------------------------

Dated:
       ---------------------

                                        --------------------------------
                                        Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Right Certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatsoever)

Signature Guarantee:

     The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program) pursuant to SEC Rule 17Ad-15.

--------------------------------------------------------------------------------

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by a 15% Stockholder or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                        --------------------------------
                                        Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Right Certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatsoever)

--------------------------------------------------------------------------------

                                        NOTICE

     The signatures in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be a 15% Stockholder or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.



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